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                                October 18, 1994


     The Board of Directors
     The Bear Stearns Companies Inc.
     245 Park Avenue
     New York, New York  10167

     Ladies and Gentlemen:

               We have acted as counsel to The Bear Stearns Companies Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of up to 309,165 shares of common stock, par value $1.00 per share, of the Company (the "Shares") to be sold by the Selling Shareholders enumerated in the Registration Statement. The Shares have been acquired by the Selling Shareholders under the Company's Capital Accumulation Plan for Senior Managing Directors and the Company's Performance Unit Plan for Senior Managing Directors (collectively, the "Plans").

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), the Plans, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.























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     The Board of Directors
     The Bear Stearns Companies Inc.
     October 18, 1994
     Page 2

               In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that all documents examined by us in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.

               Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be validly issued, fully paid and non-assessable.

               The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

               We consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent except as noted above.

                                        Very truly yours,

					/s/ Weil, Gotshal & Manges
					(A Parnership Including Professional
					Corporations)